UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 7, 2017
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

Two Circle Star Way
San Carlos, California 94070
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensation Arrangements of Certain Officers
Executive Severance Plan
The Compensation Committee (“Committee”) of the Board of Directors (“Board”) of TiVo Corporation (“TiVo” or the “Company”) approved an Executive Severance Plan (the “Plan”) for certain Company Executive Vice Presidents and Senior Vice Presidents as designated by the Committee, including the following named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission): (i) Dustin Finer, Executive Vice President and Chief Administrative and Internal Operations Officer, (ii) Pamela Sergeeff, Executive Vice President and General Counsel and (iii) Pete Thompson, Executive Vice President and Chief Operating Officer. Each of such named executive officers is an Executive Vice President for purposes of the Plan benefits described below. A copy of the Plan is attached to this report as Exhibit 10.1.
Under the terms of the Plan, upon termination of employment by the Company for any reason other than cause or by the Plan participant with good reason (each, a “Termination Event”), each designated Executive Vice President is entitled to receive up to twelve (12) months of base salary (excluding bonus) and each designated Senior Vice President is entitled to receive up to six (6) months of base salary (excluding bonus), along with certain health and outplacement severance benefits, subject in each case to offset of benefits provided under any then-existing change in control severance agreements. If the Plan participant commences new employment within the time period in which benefits are payable under the Plan, the salary, health and outplacement severance benefits shall cease on the later of (i) the date on which 50% of the severance pay has been paid or (ii) the date on which the Plan participant commences new employment.
In addition to the Plan benefits, upon a Termination Event, (i) the vesting of non-performance-based equity awards held by the designated executive will be accelerated by twelve (12) months and (ii) performance-based equity awards held by the designated executive will vest, if the Termination Event occurs within the last twelve (12) months of a given performance-based award’s performance period, if and to the extent that the performance criteria are achieved for the entire performance period of such original award.
A Plan participant’s right to receive benefits under the Plan is conditioned, among other things, on the participant (i) timely executing an effective release of claims against the Company following the Termination Event, and (ii) agreeing not to solicit, for two years following the Termination Event, any employee of the Company to work for another business. No Plan participant is entitled to any payments from the Company under the Plan in the event his or her employment by the Company terminates as a result of death or disability.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date:	By:	/s/ Pamela Sergeeff
July 7, 2017		Pamela Sergeeff
Executive Vice President & General Counsel